Exhibit 3.34
CERTIFICATE OF FORMATION
OF
UNITED STATES KNITTING, L.L.C.
     This Certificate of Formation of United States Knitting, L.L.C. has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware limited Liability Act (6 Del. C. § 18-101, et. seq.).
     FIRST. The name of the limited liability company formed hereby is United States Knitting, L.L.C. (the “L.L.C.”).
     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.
     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 12th day of September, 1997.

By:	/s/Adam R. Rick
Adam R. Rick
Authorized Person

CERTIFICATE OF AMENDMENT
OF
UNITED STATES KNITTING, L.L.C.

First:	The name of the limited liability company (the “Company”) is United States Knitting, L.L.C.

Second:	The Certificate of Formation of the limited liability company is hereby amended as follows:
     “The name of the limited liability company is National Textiles, L.L.C.”
     IN WITNESS WHEREOF, I have adopted and signed these Articles of Amendment and do hereby acknowledge that the adoption and signing are my act.
Date: December 9, 1997

/s/ Gary Pilnick
Gary Pilnick, Authorized Person

Certificate of Amendment to Certificate of Formation
of
NATIONAL TEXTILES, L.L.C.
It is hereby certified that:
     1. The name of the limited liability company (hereinafter called the “limited liability company”) is NATIONAL TEXTILES, L.L.C.
     2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”
Executed on February 8th , 2006.

/s/ Helen N. Kamiski
Name:	Helen N. Kaminski
Authorized Person